Exhibit 99.1

BigCommerce Appoints Travis Hess as CEO

Current BigCommerce Board Member Ellen Siminoff Appointed Executive Chair of the Board

AUSTIN, Texas, Oct. 02, 2024 — BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), an open SaaS, composable ecommerce platform for fast-growing and established B2C and B2B brands and retailers, today announced the appointment of Travis Hess as CEO. Brent Bellm will no longer serve as CEO of the Company or as Chairman of the Board. The Board elected Hess as a director of the Company, to fill the vacancy created by Bellm’s departure. Current board member Ellen Siminoff will assume the role of Executive Chair of the Board, effective immediately.

Hess has a proven track record of helping businesses drive top-line growth and profitability. He joined BigCommerce as President in May 2024 and previously held senior leadership roles at leading global commerce agencies and consultancies such as Accenture where he led the firm’s direct-to-consumer commerce offering and go-to-market strategy. While at Accenture, Travis also managed Accenture’s Shopify partnership globally. He has served on partner advisory boards for Shopify, Klaviyo, SAP/Hybris, and Rackspace and was recognized as one the 30 Most Influential in Ecommerce by Signifyd in 2022.

Prior to his time at Accenture, Hess was the executive vice president at The Stable, a leading omnichannel commerce agency that was acquired by Accenture, as well as the chief commercial officer and then chief executive officer of BVA, one of the most recognized global DTC and Shopify agencies, which was acquired by The Stable in December 2021.

Travis is now responsible for leading BigCommerce’s global operations and for the overall success and growth of the business.

“It’s been an amazing journey at the helm of BigCommerce, and I’m incredibly proud of everything that we have accomplished as a company over the past nine plus years,” said Brent Bellm. “There is a tremendous opportunity ahead for BigCommerce, and Travis is the perfect leader to take the company through its next phase of growth. I look forward to helping the team as we make this transition.”

“Brent has been a critical part of BigCommerce’s success and we are forever grateful for his leadership and all that he has done to push the company to where it is today,” said Ellen Siminoff. “The market has evolved tremendously over the past decade, and under Travis’ leadership, we are perfectly positioned to stay a step ahead of the competition and continuously drive value for our vast and growing customer base.”

“Brent and the entire BigCommerce team have done an incredible job building the business for nearly a decade, and I am honored to take on this new role at one of the most exciting companies in ecommerce today,” said Travis Hess. “At BigCommerce, we have an incredible base of customers, employees and partners coupled with a robust and differentiating suite of capabilities. The opportunity ahead of us is huge and nothing short of exciting. I look forward to working side-by-side with our team to help our customers get the most out of our offerings and bring our business through its next phase of growth.”

As part of today’s release, BigCommerce reaffirms its financial guidance for the third quarter of fiscal 2024 as previously provided on August 1, 2024.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open SaaS and composable ecommerce platform that empowers brands and retailers of all sizes to build, innovate and grow their businesses online. BigCommerce provides its customers sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries rely on BigCommerce, including Burrow, Coldwater Creek, Francesca’s, Harvey Nichols, King Arthur Baking Co., MKM Building Supplies, United Aqua Group and Uplift Desk. For more information, please visit www.bigcommerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Media Relations Contact

BigCommerceICRPR@icrinc.com